Exhibit 99.1

Zoompass Subsidiary Signs Agreement to Launch InfyDx Crypto Exchange, Receiving $350,000 USD in Implementation Fees and a 50% Revenue Share

Zoompass Holdings Inc. (OTCQB: ZPAS) ("Zoompass" or “Company") is pleased to announce that its subsidiary, Blockgration Global Corporation has signed a strategic partnership agreement to launch a global crypto currency exchange with Rockwood Digital Assets Inc. (“RDA”) that will provide industry leading crypto exchange trading features for their diverse customer base.

The partnership’s initial focus will be on Business-to-Business (B2B) solutions using our crypto exchange platform (“InfyDx.com” or “InfyDx”), providing a white label solution that will be initially launched in the EU. Integration with our advanced Fiat wallet, prepaid card platform, as well as onboarding and offboarding services utilizing the Company’s global KYC and AML services, provides Rockwood Digital Assets a robust, secure, and fully integrated global solution to support RDA’s mission of marketing turnkey solutions to its customers.

The secondary focus will be in the Business-to-Consumer (B2C) vertical, where InfyDx will provide Rockwood Digital Assets with an enhanced, secure capability to facilitate responsive Bitcoin (BTC) transactions to high-net-worth individuals, corporations, and institutional investors looking to purchase large blocks of BTC in a secure and compliant environment.

Under the terms of this agreement, the Company will receive a one-time customization and implementation fee of $350,000 US Dollars and enter into a 50/50 revenue share from the InfyDx exchange with RDA. The InfyDx crypto exchange is currently undergoing in-region testing and security integrations with a target launch for later in 2021.

“Our corporate clients need a complete, secure, compliant solution to offer their customers. This agreement marks a significant step forward for Rockwood Digital Assets and our goal of enabling our partners to succeed in the crypto exchange marketplace through a robust suite of technology and services using blockchain in a fully integrated platform”, says Timothy Harrington, Director - Rockwood Digital Assets. “This best-in-class crypto exchange leverages the Zoompass blockchain technology platform, and its ecosystem of integrations and relationships, allowing us rapid time-to-market with a full featured and compliant crypto exchange.”

“We are happy to welcome Rockwood Digital Assets to our crypto exchange platform and look forward to growing business opportunities between both organizations”, says Manny Bettencourt, CEO - Zoompass Holdings Inc. “This deal highlights our unique position in the marketplace as an infrastructure highway for crypto exchanges and blockchain services, delivering leading edge technology, but also a ready to launch network with all the necessary capabilities to enable a fully functional exchange.”

About Zoompass: Zoompass is a global innovator in the SaaS world, focused on deploying blockchain and digital solutions including exchange solutions utilizing existing and new protocols as well as asset tokenization solutions. The Company continues to buildout its digital payment infrastructure for onboarding and offboarding as well as its next generation web-based technologies and software solutions for both private and public sectors.

About Rockwood Digital Assets: Rockwood Digital Assets is a technology solutions and services company with a focus on providing B2C, B2B platforms and services utilizing blockchain technology that delivers digital assets globally. Rockwood Digital Assets also provides compliance solutions and services for AML/KYC.

Manny Bettencourt

Email: mbettencourt@zoompass.com

Website: zoompass.com

Tim Harrington

Email: info@rockwooddigitalassets.com

Zoompass Safe Harbor Statement

Certain statements contained within this release are considered to be forward-looking under the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties including, but not limited to, the risk that any projections or guidance, including revenues, margins, earnings, or any other financial results are not realized, the impact of changes in tariffs, adverse changes in the global economic conditions, significant volume reductions from key contract customers, financial stability of key customers and suppliers, and availability or cost of raw materials. Forward-looking statements can often be identified by words such as “anticipates, “ “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expression, and variations or negatives of these words. These forward-looking statements are not guaranteeing of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially and adversely from those expressed in any forward-looking statement. Additional cautionary statements regarding other risk factors that could have an effect on the future performance of Zoompass are contained in the Company’s Form 10-k filing for the fiscal year ending in December 31, 2020, and other filings with the Securities and Exchange Commission.